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EXHIBIT 10.22

                               SECURITY AGREEMENT

     This Agreement is made this 28th day of March, 2003, by and between International Dispensing Corporation, a Delaware corporation with its principal place of business at 1111 Benfield Boulevard, Suite 230, Millersville, Maryland 21108 ("Debtor") and Gregory Abbott, an individual or his assigns (the "Secured Party").

                                   BACKGROUND

     The Secured Party shall lend to the Debtor the aggregate principal amount of One Hundred Fifty Thousand Dollars and 00/100 Dollars ($150,000.00) (the "Loan"), as evidenced by a certain Secured Promissory Note (the "Note"), of even date herewith. In order to induce Lender make the loan to be evidenced by the Note, the Debtor has agreed to enter into this Security Agreement and a certain Collateral Assignment of Patents and Trademarks and Security Agreement (the "Assignment").

     NOW, THEREFORE, in consideration of the premises and mutual covenants and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   THE SECURITY INTERESTS

     (A) In order (i) to secure the due and punctual payment of the Note, (ii) to secure the performance of all the obligations of the Debtor contained herein and in the Note and the Assignment, and (iii) to secure the payment of all other future advances to the Debtor by the Secured Party and all other indebtedness, liabilities and obligations of the Debtor to the Secured Party of every kind and description, direct, indirect or contingent, now or hereafter existing, due or to become due (all of the foregoing hereinafter called the "Obligations"), the Debtor hereby grants to the Secured Party a continuing security interest in the following described fixtures and personal property (hereinafter collectively called the "Collateral"):

          All fixtures and all tangible and intangible personal property of the Debtor, whether now owned or hereafter acquired by the Debtor, or in which the Debtor may now have or hereafter acquire an interest, including without limitation:

          (a) all equipment (including all machinery, tools and furniture), all inventory (including all merchandise, raw materials, work in process, finished goods and supplies), motor vehicles and goods, whether now owned or hereafter acquired by the Debtor, or in which the Debtor may now have or hereafter acquire an interest (the "Tangible Collateral");

          (b) All accounts, accounts receivable, rights to the payment of money, payment intangibles, other receivables, contract rights, contracts, leases, chattel paper,
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     electronic chattel paper, commercial tort claims, insurance refund claims and other insurance claims and proceeds, and general intangibles of the Debtor (including, without limitation, all tax refund claims, goodwill, going concern value, patents, patent applications, blueprints, designs, computer programs, software, service marks, trademarks, trademark applications, inventions, trade names, customer lists, product lines and research and development), whether now owned or hereafter acquired by the Debtor, or in which the Debtor may now have or hereafter acquire an interest, including, without limitation, all of the Debtor's rights under all present and further authorizations, permits, licenses and franchises heretofore or hereafter granted to the Debtor for the operation of the Debtor's business (including within the definition of Collateral, to the maximum extent permitted by law, all rights incident to appurtenant to such licenses and permits, including, without limitation, the right to receive all proceeds derived from or in connection with the sale, assignment or transfer of such licenses and permits);

          (c) All instruments, documents of title, letters of credit, rights to proceeds of letters of credit, letter of credit rights, supporting obligations of every kind and description, policies and certificates of insurance, securities, securities entitlements, investment property, partnership interests, membership interests in limited liability companies (including, without limitation, all of the Debtors' right, title and interest in and to all limited liability companies and partnerships and to any successor business entities, and the right to receive all payments and distributions due or to become due under all related partnership agreements, operation agreements, and other constituent documents governing or establishing such business entities), bank deposits, deposit accounts, checking accounts, certificates of deposit and cash, whether now owned or hereafter acquired by the Debtor, or in which the Debtor may now have or hereafter acquire an interest;

          (d) All accessions, additions or improvements to, and all proceeds and products of, all of the foregoing, including proceeds of insurance whether now owned or hereafter acquired by the Debtor, or in which the Debtor may now have or hereafter acquire an interest; and

          (e) All books, records, documents, computer tapes and discs relating to all of the foregoing, whether now owned or hereafter acquired by the Debtor, or in which the Debtor may now have or hereafter acquire an interest.

     (B) All Collateral consisting of accounts, contract rights, chattel paper, general intangibles and other Collateral described in subparagraph (b) above arising from the sale, delivery or provision of goods and/or services are sometimes hereinafter collectively called the "Customer Receivables".

     (C) The Debtor hereby acknowledges and agrees that the description of Collateral contained in this Security Agreement covers, and is intended to cover, all assets of the Debtor. For avoidance of doubt, it is expressly understood and agreed that, to the extent that the Uniform Commercial Code ("UCC") is revised subsequent to the date hereof such that the definition of any of the foregoing terms included in the description of Collateral is changed, the parties agree

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that any property which is included in such changed definitions which would not otherwise be included in the foregoing grant on the date hereof be included in such grant immediately upon the effective date of such revision, it being the intention of the parties hereto that the description of Collateral set forth herein be construed to include the broadest possible range of property and assets and all tangible and intangible personal property and fixtures of the Debtor of every kind and description.

     (D) The security interests granted pursuant to this Section 1 (the "Security Interests") are granted as security only and shall not subject the Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Debtor under any of the Collateral or any transaction which gave rise thereto.

     (E) Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the New York Uniform Commercial Code have the meanings therein stated.

     2.   CHATTEL PAPER

     The Secured Party may at any time or from time to time, at its sole discretion, require the Debtor to cause any chattel paper included in the Customer Receivables to be delivered to the Secured Party or any agent or representative designated by it, or to cause a legend referring to the Security Interests to be placed on such chattel paper and upon any ledgers or other records concerning the Customer Receivables.

     3.   FILING; FURTHER ASSURANCES

     (A) The Debtor will, at its expense, execute, deliver, file and record (in such manner and form as the Secured Party may require), or permit the Secured Party to file and record, any financing statements, any carbon, photographic or other reproduction of a financing statement or this Security Agreement (which shall be sufficient as a financing statement hereunder), any specific assignments or other paper that may be reasonably necessary or desirable, or that the Secured Party may request, in order to create, preserve, perfect or validate any Security Interest or to enable the Secured Party to exercise and enforce its rights hereunder with respect to any of the Collateral, including without limitation, continuation statements, amendments, and "in-lieu" statements. Pursuant to Section 9-509(a) of the UCC, the Debtor hereby authorizes the Secured Party to prepare and file without the Debtor's signature any financing statements under Article 9 of the UCC which names the Debtor and the Secured Party and pertains to the Security Interests. Additionally, the Debtor hereby appoints the Secured Party as Debtor's attorney-in-fact, coupled with an interest, to execute in the name and behalf of Debtor such additional financing statements and related paper, if any, as the Secured Party may require.

     (B) If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of the Debtor's agents or processors, then the Debtor shall notify the Secured Party of the same within a reasonable time after becoming aware thereof and shall obtain a bailee letter acknowledged by the bailee that notifies such person of the Secured Party's security interest in

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such Collateral and instructs such person to hold all such Collateral for the
Secured Party's account subject to the Secured Party's instructions.




























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     4.   REPRESENTATIONS AND WARRANTIES OF DEBTOR

     The Debtor hereby represents and warrants as follows:

     (A) That the Debtor is, or to the extent that certain of the Collateral is to be acquired after the date hereof, will be, the owner of the Collateral free from any adverse lien, security interest or encumbrance; and

     (B) No financing statement covering the Collateral is on file in any public office, other than the financing statements filed pursuant to this Security Agreement.

     5.   COVENANTS OF DEBTOR

     The Debtor hereby covenants and agrees as follows:

     (A) That the Debtor will defend the Collateral against all claims and demands of all persons at any time claiming any interest therein;

     (B) That the Debtor will provide the Secured Party with immediate written notice of (i) any change in the chief executive officer of the Debtor or the office where the Debtor maintains its books and records pertaining to the Customer Receivables, (ii) the movement or location of Collateral (outside the ordinary course of business) to or at any address other than as set forth above, and (iii) the acquisition of a commercial tort claim, as defined in Article 9, which writing shall briefly describe the claim and grant the Secured Party a security interest therein and in the proceeds thereof;

     (C) That the Debtor will promptly pay any and all taxes, assessments and governmental charges upon the Collateral prior to the date penalties are attached thereto, except to the extent that such taxes, assessments and charges shall be contested in good faith by the Debtor;

     (D) That the Debtor will immediately notify the Secured Party of any event causing a substantial loss or diminution in the value of all or any material part of the Collateral and the amount or an estimate of the amount of such loss or diminution;

     (E) That the Debtor will have and maintain insurance at all times with respect to the Tangible Collateral against risks of fire (including so-called extended coverage) and theft, and such other risks as the Secured Party may reasonably require in writing, containing such terms, in such form, for such periods and written by such companies as may be reasonably satisfactory to the Secured Party, such insurance to be payable to the Secured Party and the Debtor as their interests may appear. All policies of insurance shall provide for thirty (30) days' written minimum cancellation notice to the Secured Party, and Debtor shall furnish the Secured Party with certificates or other evidence satisfactory to the Secured Party of compliance with the foregoing insurance provisions as soon as practicable but in no event later than twenty (20) days from the date hereof; and

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     (F)  That Debtor will not sell or offer to sell or otherwise assign, transfer or dispose of the Collateral or any interest therein, without the written consent of the Secured Party; provided, however, that the Debtor may sell its inventory in the ordinary course of its business.

     6.   RECORDS RELATING TO COLLATERAL

     The Debtor will keep its records concerning the Collateral, including the Customer Receivables and all chattel paper included in the Customer Receivables, at its location at 1111 Benfield Boulevard, Suite 230, Millersville, Maryland 21108, or at such other place or places of business as the Secured Party may approve in writing. The Debtor will hold and preserve such records and chattel paper and will permit representatives of the Secured Party at any time during normal business hours to examine and inspect the Collateral and to make abstracts from such records and chattel paper, and will furnish to the Secured Party such information and reports regarding the Collateral as the Secured Party may from time to time reasonably request.

     7.   COLLECTIONS WITH RESPECT TO CUSTOMER RECEIVABLES.

     The Debtor will, at its expense, and subject at all times to the Secured Party's right to give directions and instructions:

     (i) endeavor to collect or cause to be collected from customers indebted on Customer Receivables, as and when due, any and all amounts, including interest, owing under or on account of each Customer Receivables; and

     (ii) take or cause to be taken such appropriate action to repossess goods, the sale or rental of which gave rise to any Customer Receivables, or to enforce any rights or liens under Customer Receivables, as the Debtor or the Secured Party may deem proper, and in the name of the Debtor, or the Secured Party, as the Secured Party may deem proper;

provided that (x) the Debtor will use its best judgment to protect the interests of the Secured Party and (y) the Debtor shall not be required under this Section 7 to take any action which would be contrary to any applicable law or court order. The Debtor shall, at the request of the Secured Party following the occurrence of any Event of Default (as defined in Section 9 below), notify the account debtors of the Security Interests of the Secured Party in any of the Customer Receivables and the Secured Party may itself at any such time so notify account debtors. The Secured Party shall have full power at any time after such notice to collect, compromise, endorse, sell or otherwise deal with any or all outstanding Customer Receivables or the proceeds thereof in the name of either the Secured Party or the Debtor. In the event that, after notice to any account debtors to pay the Secured Party, Debtor receives any payment on a Customer Receivable, any such payments shall be held by Debtor in trust for Secured Party and immediately turned over to Secured Party as aforesaid.

     8.   GENERAL AUTHORITY

     The Debtor hereby irrevocably appoints the Secured Party the Debtor's true and lawful attorney, with full power of substitution, in the name of the Debtor, the Secured Party or

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otherwise, for the sole use and benefit of the Secured Party, but at the
Debtor's expense, to the extent permitted by law to exercise, at any time and from time to time after any Event of Default has occurred, all or any of the following powers with respect to all or any of the Collateral (which power shall be in addition and supplemental to any powers, rights and remedies of the Secured Party described herein):

     (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof;

     (ii) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, documents and other negotiable and non-negotiable instruments and chattel paper taken or received by the Secured Party in connection therewith;

     (iii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

     (iv) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof or the related goods securing the Customer Receivables, as fully and effectually as if the Secured Party were the absolute owner thereof;

     (v) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto; and

     (vi) to discharge any taxes, liens, security interests or other encumbrances at any time placed thereon;

provided that the Secured Party shall give the Debtor not less than twenty (20) days' prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which is perishable or threatens to decline speedily in value or its of the type customarily sold on a recognized market. The Secured Party and the Debtor agree that such notice constitutes "reasonable notification" within the meaning of Section 9-611 of the UCC.

     9.   EVENTS OF DEFAULT.

     The Debtor shall be in default under this Security Agreement upon the occurrence of any one of the following events (herein referred to as an "Event of Default"):

     (i) default by the Debtor in the due observance or performance of any covenant or agreement contained herein or breach by the Debtor of any representation or warranty herein contained;

     (ii) any default in the payment when due of the principal of, or interest on, any indebtedness of the Debtor or the Debtor to Secured Party, including, without limitation, indebtedness evidenced by the Note;

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     (iii)  the occurrence of any Event of Default under any agreement(s) now or hereafter securing the Note; or

     (iv) default by the Debtor in the due observance or performance of any obligation to its senior secured lender.

     10.  REMEDIES UPON EVENT OF DEFAULT

     If any Event of Default shall have occurred, the Secured Party may exercise all the rights and remedies of a Secured Party under the UCC (whether or not the UCC is in effect in the jurisdiction where such rights and remedies are exercised) and, in addition, the Secured Party may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) apply the cash, if any, then held by it as Collateral in the manner specified in Section 12, and (ii) if there shall be no such cash or if such cash shall be insufficient to pay all the Obligations in full, sell the Collateral, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Secured Party may deem satisfactory. The Secured Party may require the Debtor to assemble all or any part of the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient. Any holder of an Obligation may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale) and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. Upon any such sale the Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of the Debtor. Debtor to the extent permitted by law hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Secured Party may determine. The Secured Party shall not be obligated to make such sale pursuant to any such notice. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Secured Party until the selling price is paid by the purchaser thereof, but the Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. Notwithstanding anything to the contrary stated herein, prior to exercising any other remedy available to it hereunder, the Lender shall first liquidate all or substantially all of the Debtor's beverage carafe inventory of finished goods and apply such proceeds in the manner provided in Section 12.

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     11.  RIGHT OF SECURED PARTY TO USE AND OPERATE TANGIBLE COLLATERAL, ETC.

     Upon the occurrence of an Event of Default, to the extent permitted by law, the Secured Party shall have the right and power to take possession of all or any part of the Tangible Collateral, and to exclude the Debtor and all persons claiming under the Debtor wholly or partly therefrom, and thereafter to hold, store, and/or use, operate, manage and control the same. Upon any such taking of possession, the Secured Party may, from time to time, at the expense of the Debtor, make all such repairs, replacements, alterations, additions and improvements to and of the Tangible Collateral as the Secured Party may deem proper. In such case, the Secured Party shall have the right to manage and control the Tangible Collateral and to carry on the business and to exercise all rights and powers of the Debtor in respect thereto as the Secured Party shall deem best, including the right to enter into any and all such agreements with respect to the leasing and/or operation of the Tangible Collateral and any part thereof as the Secured Party may see fit; and the Secured Party shall be entitled to collect and receive all rents, issues, profits, fees, revenues and other income of the same and every part thereof. Such rents, issues, profits, fees, revenues and other income shall be applied to pay the expenses of holding and operating the Tangible Collateral and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Secured Party may be required or may elect to make, if any, for taxes, assessments, insurance and other charges upon the Tangible Collateral or any part thereof, and all other payments which the Secured Party may be required or authorized to make under any provision of this Security Agreement (including legal costs and attorney's fees). The remainder of such rents, issues, profits, fees, revenues and other income shall be applied to the payment of the Obligations in such order or priority as the Secured Party shall determine (subject to the provisions of Section 12 hereof) and, unless otherwise provided by law or by a court of competent jurisdiction, any surplus shall be paid over to the Debtor.

     12.  APPLICATION OF COLLATERAL AND PROCEEDS

     The proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied in the following order of priorities:

     (i) first, to pay the expenses of such sale or other realization, including reasonable commission to the Secured Party and its agent and counsel, and all expenses, liabilities and advances incurred or made by the Secured Party in connection therewith, and any other unreimbursed expenses of which the Secured Party is to be reimbursed pursuant to Section 13 as the Secured Party in its sole discretion shall determine;

     (ii) second, to the payment of the Obligations in such other manner as the Secured Party, in its sole discretion, shall determine; and

     (iii) finally, to pay to the Debtor, or its successors or assigns, or to a court of competent jurisdiction, or as directed by a court of competent jurisdiction, any surplus then remaining from such proceeds.

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     13.  EXPENSES; SECURED PARTY'S LIEN

     The Debtor will forthwith upon demand pay to the Secured Party:

     (i) the amount of any taxes which the Secured Party may have been required to pay by reason of the Security Interests (including any applicable transfer taxes) or to free any of the Collateral from any lien thereon; and

     (ii) the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel and of any agents not regularly in its employ, which the Secured Party may incur in connection with (x) the preparation and administration of this Security Agreement, (y) the collection, sale or total disposition of any of the Collateral, (z) the exercise by the Secured Party of any of the powers conferred upon it hereunder, or (aa) any default on the Debtor's part hereunder.

     14.  TERMINATION OF SECURITY INTERESTS; RELEASE OF COLLATERAL

     Upon the repayment and performance in full of all the Obligations, the Security Interests shall terminate and all rights to the Collateral shall revert to the Debtor. Upon any such termination of the Security Interests or release of Collateral, the Secured Party will, at the Debtor's expense to the extent permitted by law, execute and deliver to the Debtor such documents as the Debtor shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the same may be.

     15.  WAIVERS, NON-EXCLUSIVE REMEDIES

     No failure on the part of the Secured Party to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or remedy under this Security Agreement shall operate as a waiver therefor; nor shall any single or partial exercise by the Secured Party of any right, power or remedy under this Security Agreement preclude any other right, power or remedy. The remedies in this Security Agreement are cumulative and are not exclusive of any other remedies provided by law. THE DEBTOR ALSO WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS SECURITY AGREEMENT.

     16.  AMENDMENT

     Neither this Security Agreement nor any provision hereof may be changed, waived, discharged or terminated orally but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     17   GOVERNING LAW

     The validity and interpretation of this Agreement and the rights and obligations of the parties shall be governed by the laws of the State of New York.

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     18.  SEPARABILITY

     If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Party.

     19.  HEADINGS

     The headings in this Security Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     IN WITNESS WEREOF, this Security Agreement has been executed by the parties hereto all as of the day and year first above written.

                                               INTERNATIONAL DISPENSING
                                               CORPORATION


Constance Reynolds                             By: Gary Allanson
Witness                                        Title: President CEO
/s/ Constance Reynolds                         /s/ Gary Allanson



____________________________                   /s/ Gregory Abbott
Witness                                        Gregory Abbott





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